                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

             EMPIRE RESORTS, INC. SECURES FUNDS FOR GAMING FACILITY
                        THROUGH PRIVATE EQUITY OFFERING

    COMPANY POSITIONS ITSELF FOR LAUNCH OF PHASE I GAMING VENTURE THIS SUMMER

MONTICELLO,  N.Y.--(BUSINESS WIRE)--February 2, 2004 - Empire Resorts, Inc. (the
"Company")  (NASDAQ:  NYNY - NEWS) today  announced  that it has sold  4,050,000 shares of common stock in a private  placement  for  approximately  $30 million.
Funds raised under the  offering are to be used for the  development  of a video gaming  facility  at  Monticello  Raceway and to pay  transaction  costs and for general corporate purposes.  Jefferies & Company, Inc. served as placement agent for the transaction.

The offer and sale of the  securities  being sold by the  Company in the private placement  have not been and will not be registered  under the Securities Act of
1933, as amended, and may not be offered or sold absent registration,  unless an exemption from applicable registration  requirements is available.  However, the
Company has agreed to file a  registration  statement  with the  Securities  and
Exchange  Commission to permit resales of the shares of common stock sold in the private  placement.  This press release does not  constitute an offer to sell or the solicitation of an offer to buy any securities.

Empire Resorts' CEO Robert Berman stated, "We were very pleased by the reception
that  the  Company  received  from  institutional   investors.   The  successful
completion of this transaction provides the funds that we need to complete Phase
I of our new gaming  facilities at  Monticello  Raceway as early as this summer.
Our   construction   contracts  are  signed  and  work  is  scheduled  to  begin immediately."

Located just 90 miles north of New York City in Sullivan County,  NY, Monticello
Raceway is  authorized  by the State of New York to operate  1,800 video  gaming machines.  Completion of the  facilities  for these  terminals is Phase I of the
Company's plans to develop  Monticello Raceway into a  multi-dimensional  gaming destination  and resort.  The  facilities  are designed to include gaming areas, dining and  entertainment  areas and a refurbished area for off track racing and wagering.  The Lottery's new video gaming machines will feature many of the same games  avid  players  have  come to know  from  their  trips to  Atlantic  City,
Connecticut and Las Vegas.

Empire  Resorts'  President  Morad  Tahbaz  added,  "In order to be sure that we construct a first rate gaming establishment,  Empire Resorts has hired the Fluor
Corporation (NYSE: FLR -NEWS) to be the project's  construction  manager." Fluor is  one  of  the  world's  largest,  publicly  owned  engineering,  procurement, construction,  and maintenance services organizations.  "Fluor is excited to get under  way with the  construction  for  Phase I of Empire  Resorts'  new  gaming facility and is eagerly  anticipating the construction of Phase II, the adjacent
Cayuga Catskill resort," said S. James Busam, an executive  Director of sales at
Fluor.

In  partnership  with the  Cayuga  Nation of New York,  Empire's  PHASE II plans include the  construction  and operation of the Cayuga Catskills Resort adjacent to the Raceway.  This $500 million  casino  resort is designed to include  3,000 slot machines, 200 table games, six restaurants,  retail shops, and a 600-person show lounge when it opens.  Construction is expected to begin  immediately  upon final  approval  by the  Bureau  of  Indian  Affairs  and  with  the  successful completion of a Cayuga Nation compact with the State of New York.

In conjunction  with the  commencement  of Empire  Resorts' PHASE I construction plans,  Empire  Resorts' Vice President  Charles  Degliomini  announced that the company has launched a new  corporate  web site.  The web site will include live construction  cams so that the public can follow the renovation and construction process in real time. WWW.EMPIRERESORTS.COM will also have an opt-in feature for investors interested in instant e-mail news and information about the company.

SMART NEWS RELEASE
CAPTION: New York State Video Gaming Machines

                                [GRAPHIC OMITTED]

ABOUT EMPIRE RESORTS, INC.

Empire Resorts, Inc (NASDAQ: NYNY) is involved in the operations and development of gaming activities in New York. It currently  operates  Monticello  Raceway, a harness  track in the Catskills  area of New York,  and is working to develop it into a multi-dimensional  gaming resort,  including horse racing,  video lottery terminals  and a Native  American  casino,  to be known as the Cayuga  Catskills
Resort.  The New York State  Lottery has  approved the raceway as a site for the installation  of 1,800 VGM's.  Construction  is underway  for these  facilities, which are expected to open by the end of the second  quarter of 2004. The Cayuga
Nation of New York is currently seeking approval by the Bureau of Indian Affairs
(BIA) for its  request to obtain a site  adjacent  to the Raceway for the Cayuga
Catskills Resort.

--------------------------------------------------------------------------------

Contact:

Gregory Pettit/Athanasia Sfikas
Hill & Knowlton
212-885-0300
gregory.pettit@hillandknowlton.com

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995:  Statements in this press release  regarding  Empire Resorts business that are not historical facts are "forward-looking statements" that involve risks and uncertainties,  including  the  need for  regulatory  approvals,  financing  and successful  completion of construction.  For a full discussion of such risks and uncertainties,  which could cause actual results to differ from those  contained in the  forward-looking  statements,  see "Risk Factors" in the Company's Annual
Report or Form 10-K for the most recently ended fiscal year.

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